UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 4, 2010
Citizens Republic Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

001-33063	38-2378932

(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan	48502

(Address of Principal Executive Offices)	(Zip Code)
(810) 766-7500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment to the Current Report on Form 8-K filed by Citizens Republic Bancorp, Inc. on May 10, 2010 is being filed to correct an error with regard to how Ms. Cathleen H. Nash’s salary increase will be paid. Ms. Nash’s salary increase will be paid entirely in restricted stock, rather than one-half of her increase being paid in restricted stock and one-half in cash, as was previously reported. Item 5.02 is amended and restated in its entirety below to correct that error and is otherwise unchanged. The other items and exhibits remain unchanged from the original filing, and therefore, are not included in this Amendment.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Stock Plan Amendment and Restatement
     On May 4, 2010, Citizens Republic Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders. At the Annual Meeting, as noted in Item 5.07 below, the shareholders approved the amendment and restatement of the Company’s Stock Compensation Plan (the “Stock Plan”), which had previously been approved on March 19, 2010 by the Compensation Committee pursuant to authority delegated to it by the board. The amendment and restatement clarifies, revises and updates many sections of the Stock Plan, including:
•	extending the Stock Plan’s expiration date from January 2012 until March 18, 2020;

•	increasing the number of shares of common stock reserved for issuance under the Stock Plan by 18 million, from six million to 24 million shares;

•	amending the change in control definition and related provisions to conform with change in control definitions in some of the Company’s other benefit plans and applicable law, and to provide more flexibility in dealing with outstanding grants in the event the Company is acquired;

•	adding provisions, including a list of available performance measures and limits on awards to any participant in any twelve month period, that will allow the Company to structure performance-based compensation, whether paid in cash or stock, in a manner that will comply with the exemption from the Internal Revenue Code’s (the “Code”) limit on deductible compensation paid to our most highly paid executive officers;

•	permitting the grant of additional types of awards, such as stock appreciation rights and cash incentive awards, to provide greater flexibility to the Company’s Compensation Committee in designing appropriate compensation for participants;

•	providing greater flexibility in the granting of awards under the Stock Plan by removing the sublimit of 2,000,000 shares on grants of awards that are not options or stock appreciation rights; and

•	providing greater flexibility in the means by which award holders may exercise options and pay tax withholding obligations on awards.
The following is a summary of the Stock Plan as amended and restated.
Shares Subject to the Stock Plan
     The Company has reserved an aggregate of 24,000,000 of its common shares to be issued under the Stock Plan. If the exercise price or withholding obligations relating to an award are satisfied through the tendering or withholding of shares, only the number of shares issued net of the shares tendered or withheld are counted against the Stock Plan issuance limits. Similarly, if any award under the Stock Plan is forfeited, canceled, expires or is otherwise terminated without issuance of the shares underlying the award, the underlying common shares do not count against the Stock Plan issuance limits. Awards granted in exchange for awards previously granted by an entity acquired by the Company will not reduce the shares reserved for issuance under the Stock Plan or authorized for grant to a participant in any fiscal year. In addition, under certain limited circumstances, shares subject to shareholder-approved plans of companies acquired by the Company would be converted into the Company’s common shares and made available for grants under the Stock Plan to persons who were not Company employees or directors prior to the acquisition. To prevent dilution or enlargement of the rights of participants under the Stock Plan, appropriate adjustments will be made if any change is made to the Company’s outstanding common shares by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Company’s common shares or their value.
Administration
     The Stock Plan is administered by the Compensation Committee, but the Stock Plan provides that it may be administered by the board or by another committee of directors satisfying certain independence standards. The Committee has the power to select employees and directors who will receive awards, make awards under the Stock Plan, determine the terms and conditions of awards (subject to the terms, limits and conditions of the Stock Plan) and exercise various other administrative powers. Except in connection with certain corporate transactions or distributions, the Company is not permitted, without shareholder approval, to (a) cancel outstanding options or stock appreciation rights and grant new awards as substitutes under the Stock Plan having a lower exercise price; or (b) amend outstanding options or stock appreciation rights to reduce the exercise price.
Types of Plan Awards and Limits
     The Committee may grant stock options, stock appreciation rights, restricted stock, restricted stock units and various types of performance-based rights to acquire cash, common shares, other property or a combination thereof, on such terms as it may determine, subject to the terms and limitations of the Stock Plan, as described in further detail below. The terms of each award will be set forth in a written agreement with the recipient.
     Stock Options. The Committee may grant incentive stock options and non-qualified stock options. No option may be exercised after the tenth anniversary of the date the option was granted. The exercise price of any option granted under the Stock Plan must not be less than the fair market value of our common shares on the grant date. Payment upon exercise may be made (1) by cash or check, (2) by delivery of Company common shares, (3) pursuant to a broker-assisted cashless exercise process, (4) by delivery of other consideration approved by the Committee with a fair market value equal to the exercise price or (5) by other means determined by the Committee. A payment method involving delivery or withholding of common shares may not be used if it would violate applicable law or would result in adverse accounting consequences for the Company. There are further restrictions on the available terms of incentive stock options.
     Stock Appreciation Rights. No stock appreciation right may be granted with a term of more than ten years from the grant date and the exercise price may not be less than the fair market value of the Company’s common stock on the grant date. Upon exercise of a stock appreciation right, the participant will have the right to receive the excess of the aggregate fair market value on the exercise date over the aggregate exercise price for the portion of the right being exercised. Payments may be made to the holder in cash or Company common stock as specified in the grant agreement.
     Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock unit awards are subject to such restrictions on transferability and alienation and other restrictions as the Committee may impose. The Committee may require payment of consideration for restricted stock granted under the Stock Plan, which may be payable in cash, stock or other property. Recipients of issued and outstanding restricted stock otherwise have the same rights as other shareholders, including all voting and dividend rights unless the recipient’s agreement provides otherwise. Recipients of restricted stock units may receive dividend equivalent rights at the Committee’s discretion. Restricted stock units are payable in common shares or cash as of the vesting date, unless the recipient’s agreement provides otherwise.
     Performance Awards. Performance awards consist of the right to receive cash, common shares or other property. The written agreement for each grant will specify the performance goals; the period over which the goals are to be attained; the payment schedule if the goals are attained; whether the award represents the right to receive cash, common shares or other property; if the award is a right to receive shares, whether or not the shares will be issued upon grant (in which case the related stock certificate would be legended to restrict transferability pending satisfaction of the performance goals); and such other terms as the Committee determines. To the extent performance shares are issued and outstanding, a participant will be entitled to vote those shares prior to satisfaction of the performance goals, and any dividends received will be reinvested in additional performance shares. If the participant’s agreement provides for a right to receive common shares, the agreement may also provide for dividend equivalent rights in the same manner as provided for restricted stock units.
     Incentive Awards. Incentive awards may be based on the attainment of performance measures as established by the Committee. Incentive awards will be paid in cash, shares of common stock or other property and will equal a percentage of the participant’s base salary for the fiscal year, a fixed dollar amount or determined pursuant to such other formula determined by the Committee. Payments will be made within the time period specified by Section 409A of the Code.
     Code Section 162(m) Awards. The Committee may designate that any restricted stock, restricted stock unit, performance award or incentive award be granted as a Code Section 162(m) award. As a result, such grants will be subject to certain additional requirements intended to satisfy the exemption for performance-based compensation under Code Section 162(m). One of these requirements is that the plan contain limitations on the amount of Code Section 162(m) awards that an individual may receive. The limit for option grants, stock appreciation right grants, restricted stock grants and grants of restricted stock units, performance awards and incentive awards that are denominated in common shares in each case to any salaried employee is 3,600,000 shares in any one year period, subject to adjustment like the total number of shares subject to the Stock Plan. The Stock Plan limits the dollar value payable to any one participant in any one fiscal year on restricted stock units, incentive awards or performance awards valued in cash or property other than common shares to $2,000,000. Another of these requirements is that a specified, objective “performance measure” pre-established by the Committee in the grant agreement must be satisfied before payment under the award may be made. The Stock Plan as amended and restated provides a list of 34 performance measures available to the Committee.
Termination of Employment or Services
     Options and Stock Appreciation Rights. Unless otherwise provided in the related grant agreement, if a participant’s employment or services are terminated for any reason prior to the date that an option or stock appreciation right becomes vested, the right to exercise the option or stock appreciation right terminates and all rights cease. If an option or stock appreciation right becomes vested prior to termination of employment or services for any reason other than cause, death or disability, then the participant has the right to exercise the option or stock appreciation right to the extent it was exercisable upon termination before the earlier of three months after termination or the expiration of the option or stock appreciation right unless otherwise provided in the related grant agreement. If termination is due to the participant’s death or disability, then the participant or his or her estate may exercise the option or stock appreciation right to the extent it was exercisable upon termination before the earlier of the one year anniversary of employment termination or the expiration of the exercise period, subject to any limitations in the grant agreement. If a Participant’s employment or services are terminated for cause, any unexercised portion of an outstanding option or stock appreciation right (whether or not then vested or exercisable), will immediately terminate and be forfeited as of the date of the cause determination. The Committee may, in its discretion, accelerate the participant’s right to exercise an option or stock appreciation right or extend the exercise term, subject to any other limitations in the Stock Plan.
     Restricted Stock, Restricted Stock Units, Performance Awards and Incentive Awards. Unless otherwise provided in the related grant agreement, if a participant’s employment or services are terminated for any reason prior to vesting other than death or disability or, in the case of awards that are not Code Section 162(m) awards, retirement, these awards are generally forfeited to the Corporation (subject to a refund by the Corporation of any purchase price paid by the participant). If termination is due to death or disability or, in the case of awards that are not Code Section 162(m) awards, retirement, the awards will vest upon termination unless the grant agreement provides otherwise. The Committee may also waive any restrictions in its sole discretion, except that with respect to a Code Section 162(m) award, restrictions may only be waived in the event of termination due to death, disability or a change in control.

Limitations on Transfer of Awards
     Awards under the Stock Plan are not transferable other than by will or the laws of descent and distribution except with the Committee’s consent. Stock options and stock appreciation rights may only be exercised by the participant during his or her lifetime. All common shares that are issued subject to an unvested award will be restricted as to transferability pursuant to the terms of the Stock Plan until the award has vested.
Termination and Amendment
     No new awards may be granted under the Stock Plan on or after March 18, 2020. The board may terminate or amend the Stock Plan at any time, but shareholder approval will be required for any amendment that materially increases benefits under the Stock Plan, increases the common shares available under the Stock Plan (except pursuant to the then-existing provisions of the Stock Plan), changes the eligibility provisions, permits option or stock appreciation right repricing or modifies the Stock Plan in a manner requiring shareholder approval under any applicable stock exchange rule. An amendment to the Stock Plan will not, without the consent of the participant, adversely affect the participant’s outstanding awards except to qualify the award or the Stock Plan for exemption under Section 409A of the Code or to the extent provided in the grant agreement.
Change in Control
     Awards under the Stock Plan are generally subject to special provisions upon the occurrence of a change in control transaction of the kind described in the Stock Plan. Under the Stock Plan, the Committee may provide in a grant agreement or otherwise that upon a change in control transaction (i) all outstanding options or stock appreciation rights immediately become fully vested and exercisable; (ii) any restriction period on any common shares or restricted stock units immediately lapses and the shares become freely transferable subject to any applicable federal or state securities laws; (iii) all performance goals are deemed to have been satisfied and any restrictions on any performance award or incentive award immediately lapse and the awards become immediately payable (either in full or pro-rata based on the portion of the applicable performance period completed); or (iv) awards may be treated in any other way as determined by the Committee. The Committee may also determine that upon a change in control, any outstanding option or stock appreciation right be canceled in exchange for payment in cash, stock or other property for each vested share in an amount equal to the excess of the fair market value of the consideration to be paid in the change in control transaction over the exercise price. The Committee, in its discretion, may provide in a participant’s agreement with respect to an option, stock appreciation right, restricted stock or restricted stock unit award, performance award or incentive award payable in shares that such awards will not be accelerated in the event of a change in control in which the successor company assumes the award.
     The term “change in control” is defined in the Stock Plan as amended and restated to include: (i) with certain exceptions, the acquisition of beneficial ownership of 20% or more of our outstanding common shares; (ii) a change in a majority of the board not approved by at least a majority of the incumbent directors or resulting at least in part from an actual or threatened election contest; (iii) consummation of specified business combination transactions involving the Corporation unless certain indicia of control are absent following the transaction; and (iv) approval by the shareholders of a complete liquidation or dissolution of the Corporation. To the extent any payment subject to Code Section 409A is payable on a change in control, an event will not be considered a change in control with respect to such payment unless it satisfies certain other conditions under Code Section 409A.
     The foregoing summary of the Stock Plan (as amended and restated) does not purport to be a complete statement of the provisions thereof. The above description is qualified in its entirety by reference to the Stock Plan (as amended and restated), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.57 and is incorporated herein by reference.
Resignation of Chief Financial Officer and Appointment of Interim Replacement
     Charles D. Christy, the Company’s Executive Vice President and Chief Financial Officer, tendered his resignation on May 4, 2010 following the Annual Meeting of Shareholders, effective at the close of business on June 4, 2010. On May 4, 2010, the Board of Directors appointed the Company’s Senior Vice President and Director of Financial Management and Credit Analytics, Lisa M. McNeely, to serve as Chief Financial Officer on an interim basis, effective June 5, 2010.
     Ms. McNeely, 51, has 28 years of experience in the banking industry. She joined the Company in February 2003, serving in a variety of capacities in its financial and accounting departments, and was appointed to her current position in November 2008. As Senior Vice President and Director of Financial Management and Credit Analytics, she was responsible for designing and implementing changes to the Company’s Allowance for Loan Loss Policy, analytical credit modeling and reporting, and improving the delivery and monitoring of underwriting policy. Prior to joining the Company, she served from October 1999 to February 2003 as Chief Financial Officer for Education One Group, a Sallie Mae subsidiary and the exclusive marketing and origination representative for Bank One Corporation’s education loans. Ms. McNeely worked at Bank One Corporation for 15 years in various capacities in its accounting and finance departments, most recently as Senior Vice President and Finance Director of its Consumer Lending Division, and at Capital Bank, NA in Houston, Texas for two years in its accounting department. In connection with her appointment as interim Chief Financial Officer, Ms. McNeely’s salary was increased from $205,004 to $315,000, with a portion of her salary increase to be paid in restricted stock. Additionally, Ms. McNeely was granted a long-term incentive award of 73,750 shares of restricted stock.
Executive Compensation Modifications and Grants
     On May 4, 2010, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of the Company approved base salary increases for 2010, effective May 4, 2010, and made long term incentive awards in the form of restricted stock and restricted stock units, to Company executives, including the named executive officers in the Company’s proxy statement for the 2010 annual meeting of shareholders who continue to serve as executive officers as of such date (the “Current Named Executive Officers”) as follows:

					Restricted
		2009	2010	Restricted	Stock
Name	Title	Salary	Salary	Stock	Units

Cathleen H. Nash	President and Chief Executive Officer	$600,000	$800,000	327,868	-0-

Charles D. Christy(1)	Executive Vice President and Chief Financial Officer	$350,000	$350,000	-0-	-0-

Thomas C. Shafer	Executive Vice President and Director of Specialty Banking	$290,000	$297,540	121,942	-0-

Judith L. Klawinski	Executive Vice President and Director of Core Banking	$250,000	$330,000	118,852	-0-

Thomas W. Gallagher	Executive Vice President, General Counsel and Secretary	$248,464	$254,924	-0-	104,476

(1)	Mr. Christy’s base salary increase for 2010 was changed to zero and the awards he otherwise would have received were not granted in light of the fact that he had tendered his resignation to the Company effective June 4, 2010.
     Ms. Nash’s salary increase will be paid entirely in restricted stock and one-half of Ms. Klawinski’s salary increase will be paid in restricted stock, such restricted stock will be issued under the Company’s Stock Plan. The Company will grant the restricted stock each bi-weekly pay period beginning on May 20,

2010, with the number of shares to be determined by dividing the amount of salary to be paid in restricted shares for that pay period, net of applicable withholdings and deductions, by the reported closing price on the NASDAQ for a share of the Company’s common stock on the pay date for such pay period. The restricted stock so granted will be fully earned at the time of grant, but the transfer restrictions on the shares will lapse on May 4, 2012. The recipients will have voting and dividend rights with respect to the restricted stock so granted prior to the lapse of the transfer restrictions.
     The long-term incentive awards were granted under the Company’s Stock Plan. Fifty percent of the long-term incentive award to each individual is subject to certain performance-based restrictions (the “Performance-Based Portion”) and fifty percent of the award is subject to time-based vesting restrictions (the “Time-Based Portion”). On May 4, 2011, the restrictions as to one-half of the Performance-Based Portion will lapse if the individual remains employed by the Company, the Company attains the designated pre-tax, pre-provision income (as defined by management, represents net income (loss) excluding income tax provision (benefit), the provision for loan losses, securities gains/losses, and any impairment charges or special assessments) threshold for fiscal year 2010, and the Company attains the designated total provision expense threshold for fiscal year 2010. If any of these are not met, then the restricted shares or restricted stock units related to this portion of the award shall be forfeited. On May 4, 2012, the restrictions as to the remaining one-half of the Performance-Based Portion will lapse if the individual remains employed by the Company, the Company attains the designated pre-tax, pre-provision income threshold for the fiscal year 2011, and the Company attains the designated total provision expense threshold for fiscal year 2011. If any of these performance measures are not met, then the restricted shares or restricted stock units related to this portion of the award shall be forfeited.
     The table below shows the performance thresholds for the Performance-Based Portion of the award for 2010. The performance thresholds for 2011 will be set by the Committee in early 2011.

Financial Measure	Weight	2010 Threshold
Pre-Tax, Pre-Provision Income	75%	At least $102 million
Total Provision Expense	25%	Less than $275 million
     The restrictions as to the Time-Based Portion will lapse on May 4, 2013, the third anniversary of the grant date, if the recipient remains employed by the Company. These restricted shares and the shares to be received upon settlement of the restricted stock units are not fully transferable as long as the preferred shares issued to the Department of the Treasury (the “Treasury”) under the Capital Purchase Program (“CPP”) remain outstanding.
     With regard to the Performance-Based Portion, if the executive officer resigns or is terminated for cause, then any unvested restricted stock or restricted stock units will be forfeited. However, if the executive officer terminates employment due to death, disability, retirement, or if the executive officer’s position is eliminated or terminated without cause, then the executive officer will receive a pro-rata portion of any vested restricted shares or restricted stock units if the performance targets have been met. For example, if an executive officer retires on September 30, 2010 and the performance targets were met for 2010, then the executive officer would receive, a portion of the restricted shares based on his/her days of service with the Company in 2010, but the executive officer would not be eligible to receive any portion of shares related to the 2011 performance measures. With regard to the Time-Based Portion, if the executive officer resigns or is terminated for cause, then any unvested restricted stock or restricted stock units will be forfeited. If an executive officer retires and has received restricted stock units, then the executive officer will receive a pro-rata portion of any vested restricted stock units, whereas, an executive officer that retires and has received restricted stock will forfeit any unvested restricted stock. However, if the executive officer terminates employment due to death, disability, the executive officer’s position is eliminated or the executive officer is terminated without cause, then the executive officer will receive a pro-rata portion of the restricted shares or restricted stock units that have vested as of the date employment terminates. In the event of a change in control, the provisions of our amended and restated change in control agreements would apply and the restricted stock or restricted stock units would be fully vested, subject to limitations imposed by applicable law at the time.
     Each restricted stock unit will be settled for one share of the Company’s common stock at the time the applicable restrictions lapse, with a portion of these shares withheld to satisfy income and employment tax withholding requirements. Holders of restricted stock units will have no voting or dividend rights prior to settlement of the units for shares of stock. Holders of restricted shares, however, will have voting and dividend rights with respect to those shares from the date of grant except to the extent such restricted shares are forfeited.
     Receipt of the long-term incentive awards described above is contingent upon each of the Current Named Executive Officers executing an amended and restated change in control agreement (the “Agreement”) with the Company, the form of which was approved by the Committee on October 7, 2009. The form of Agreement has been amended to reduce the value of the benefit payable to the Current Named Executive Officers upon termination following a change in control. The form of Agreement now provides for severance benefits of a lump sum payment equal to two times (three times in the case of Ms. Nash) the executive’s annual base salary immediately prior to the change in control (or if higher, the annual base salary on the date the executive’s employment is terminated) plus two times (three times in the case of Ms. Nash) the average of the annual bonuses paid to the executive in the last three full calendar years of employment under the Company’s Management Incentive Plan or such comparable plan in which the executive may have participated rather than the highest annual bonus paid to the executive in the last three calendar years. The severance benefits under the Agreement were reduced for Messrs. Shafer and Gallagher from three times to two times, and would have been similarly reduced for Mr. Christy had he not tendered his resignation to the Company. Also, the Agreement no longer provides executives with an additional amount (gross-up amount) for each calendar year in which they receive an excess parachute payment. Due to our participation in the CPP, as long as the preferred shares issued to Treasury under the CPP remain outstanding, we are generally not permitted to pay amounts to our Current Named Executive Officers and certain other employees for a change in control of the Company.
     The form of grant agreements relating to the grants of restricted stock in lieu of a portion of salary, long-term incentive restricted stock, and long-term incentive restricted stock units, and the form of the amended and restated change in control agreement will be filed as exhibits with the Company’s next quarterly report on Form 10-Q.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its: General Counsel and Secretary

Date: May 11, 2010